UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2020

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on June 27, 2018, United Therapeutics Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with certain of its subsidiaries party thereto, as guarantors (the “Guarantors”), the lenders referred to therein (the “Lenders”), and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and as a swingline lender. The Credit Agreement provides for (i) an unsecured revolving credit facility of up to $1.0 billion; and (ii) a second unsecured revolving credit facility of up to $500 million (which facilities may, subject to obtaining commitments from existing or new lenders for such increase and subject to other conditions, be increased by up to $300 million in the aggregate). The facilities were originally scheduled to mature five years after the closing date of the Credit Agreement, on June 27, 2023, subject to an ability of the Lenders thereunder, or certain of the Lenders thereunder, to elect to extend the maturity date of their commitments by one year following a request for such extension by the Company in accordance with the terms of the Credit Agreement, up to a maximum of two such extensions. As previously reported, on June 27, 2019, the Company and the Lenders agreed to extend the maturity of the commitments and loans of each Lender under the Credit Agreement for one year, to June 27, 2024.

On December 1, 2020, the Company, Wells Fargo and the Lenders entered into a Second Amendment to Credit Agreement (the “Second Amendment”), which extends the maturity of the commitments and loans of each Lender under the Credit Agreement to the date that is five years after the closing date of the Second Amendment, which is December 1, 2025.

The foregoing summary is qualified by reference to the copy of the Second Amendment attached hereto as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the extension of the Credit Agreement is incorporated herein by reference.

Item 9.01.	Exhibits

On November 2, 2018, the Company, Wells Fargo and the Lenders entered into a First Amendment to Credit Agreement (the “First Amendment”), which made certain changes to the definition of “Consolidated EBITDA” in the Credit Agreement.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated as of November 2, 2018, by and among United Therapeutics Corporation, certain of its subsidiaries party thereto, as guarantors, the lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent and as a swingline lender.

10.2	Second Amendment to Credit Agreement, dated as of December 1, 2020, by and among United Therapeutics Corporation, certain of its subsidiaries party thereto, as guarantors, the lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent and as a swingline lender.

101	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: December 2, 2020	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel